Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225075

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell securities and are not seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2019.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 21, 2018)

$

    % Fixed to Floating Rate Subordinated Notes due 2029

We are offering $             aggregate principal amount of our    % Fixed to Floating Rate Subordinated Notes due 2029 (which we refer to as the “Notes”). The Notes will mature on                     , 2029. From and including                     , 2019 to but excluding                     , 2024 or earlier redemption, we will pay interest on the Notes semi-annually in arrears on each              and             , commencing                     , 2019, at a fixed annual interest rate equal to    %. From and including                     , 2024 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus a spread of              basis points, payable quarterly in arrears on each             ,            ,             and             . Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.

We may, beginning with the interest payment date of                    , 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Redemption” in this prospectus supplement. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of Cadence Bancorporation. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of Cadence Bancorporation only and are not obligations of, and are not guaranteed by, any of our subsidiaries.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including the capital adequacy rules of the Federal Reserve. The Notes are not redeemable at the option or election of holders.

Investing in the Notes involves risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The Notes that you invest in this offering will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public(1)		Underwriting Discounts		Proceeds, Before Expenses, to Us
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from the original issue date.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about                , 2019.

Joint Book-Running Managers

SANDLER O’NEILL + PARTNERS, L.P.	US BANCORP

Co-Manager

RAYMOND JAMES

The date of this prospectus supplement is June     , 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Notes and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in this prospectus supplement.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the underwriters have authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared. The underwriters are offering to sell the Notes, and seeking offers to buy the Notes, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “we,” “our,” “us,” “ourselves,” “Cadence,” “the Company,” “the company,” and “our company” refer to Cadence Bancorporation, a Delaware corporation, and its consolidated subsidiaries. All references in this prospectus supplement to “Cadence Bank” refer to Cadence Bank, National Association (N.A.), our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B non-voting common stock.

We include cross-references in this prospectus supplement to captions in these materials where you can find further related discussions. The table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

MARKET AND INDUSTRY DATA

This prospectus supplement, and any document incorporated by reference into this prospectus supplement, may include industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by independent third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Although we believe that the market position, market opportunity and market size information included in this prospectus supplement, as well as the documents incorporated by reference into this prospectus supplement, is generally reliable, we have not verified the data, which is inherently imprecise. The forward-looking statements included in this prospectus supplement, as well as the documents incorporated by reference into this prospectus supplement, related to industry, market and competitive data position may be materially different than actual results.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge over the Internet at the SEC’s website at www.sec.gov and on our website at www.cadencebancorporation.com. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus supplement.

The SEC’s website also contains reports, proxy statements and other information about issuers like us who file electronically with the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed

•  Annual Report on Form 10-K filed on March 1, 2019, as amended by Amendment No. 1 to our Annual Report on Form 10-K, filed on March 8, 2019, and Amendment No. 2 to our Annual Report on Form 10-K, filed on June 20, 2019, including portions incorporated by reference therein to our Definitive Proxy Statement and our Supplemental Material to the Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed on March 29, 2019 and May 2, 2019, respectively

For the year ended December 31, 2018

• Quarterly report on Form 10-Q filed on May 10, 2019	For the quarter ended March 31, 2019

• Current Reports on Form 8-K	Filed on January 2, 2019, January 23, 2019 (Form 8-K/A), March 7, 2019, April 2, 2019, May 3, 2019 and May 13, 2019.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement until the completion of the offering of the securities covered by this prospectus supplement or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at the following address:

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(713) 871-4000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the other documents we incorporate by reference in this prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas;

•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•	deteriorating asset quality and higher loan charge-offs;

•	the laws and regulations applicable to our business;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;

•	increased competition in the financial services industry, nationally, regionally or locally;

•	our ability to maintain our historical earnings trends;

•	our ability to raise additional capital to implement our business plan;

•	material weaknesses in our internal control over financial reporting;

•	systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers;

•	the composition of our management team and our ability to attract and retain key personnel;

•	our ability to monitor our lending relationships;

•	the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries;

•	the portion of our loan portfolio that is comprised of participations and shared national credits;

•	the amount of nonperforming and classified assets we hold;

•	time and effort necessary to resolve nonperforming assets;

•	our ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions;

•	difficulties and delays in integrating our businesses and State Bank or fully realizing cost savings and other benefits;

•	our potential exposure to unknown or contingent liabilities of legacy State Bank;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	environmental liability associated with our lending activities;

•	the geographic concentration of our markets in Texas and the southeast United States;

•	the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the Dodd-Frank Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

•	requirements to remediate adverse examination findings;

•	changes in the scope and cost of FDIC deposit insurance premiums;

•	implementation of regulatory initiatives regarding bank capital requirements that may require heightened capital;

•	the obligations associated with being a public company;

•	the fact that we are no longer an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies no longer apply to us;

•	changes in accounting principles, policies, practices, or guidelines;

•	our success at managing the risks involved in the foregoing items;

•	our modeling estimates related to an increased interest rate environment;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus supplement. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the Notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the information to which we refer you and the information incorporated by reference herein, before deciding to invest in the Notes. You should pay special attention to the sections titled “Risk Factors,” in each of this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as our consolidated financial statements, and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which are incorporated by reference in this prospectus supplement, before making an investment decision.

Cadence Bancorporation

Cadence Bancorporation is a bank holding company that has elected to be a financial holding company and a Delaware corporation headquartered in Houston, Texas, and is the parent company of Cadence Bank, N.A. Formed in 2009 by banking industry veterans, we secured $1.0 billion of capital commitments in 2010 and built our franchise on the heels of three successful acquisitions: Cadence Bank, N.A. in March 2011, the franchise of Superior Bank in April 2011 and Encore Bank, N.A. in July 2012. On January 1, 2019, we completed our merger with State Bank Financial Corporation (“State Bank”), the holding company for State Bank and Trust Company. Under the terms of the merger agreement, each share of State Bank common stock was converted into 1.271 shares of our Class A common stock. In total, the purchase price was $826.4 million, including $826.1 million in our Class A common stock and $0.3 million in cash representing the value of outstanding warrants and fractional shares. With the acquisition of State Bank, we acquired 32 branches in Georgia. At December 31, 2018, State Bank had $4.9 billion of assets, $3.4 billion of gross loans, $4.1 billion in deposits, and $0.7 billion in shareholders’ equity as reported in our regulatory filings.

Today, we are a growth-oriented, middle-market focused commercial relationship bank providing a broad range of banking and wealth management services to businesses, high net worth individuals, business owners and retail customers through a network of 98 branches, with branches in Georgia (32), Alabama (26), Florida (14), Texas (11), Mississippi (11) and Tennessee (4). We completed our initial public offering and listing on the NYSE in April 2017. As of March 31, 2019, we had $17.5 billion of assets, $13.6 billion of gross loans, $14.2 billion in deposits and $2.3 billion in shareholders’ equity. We generated $58.2 million of net income for the quarter ended March 31, 2019, and $166.3 million and $102.4 million of net income for the years ended December 31, 2018 and 2017, respectively.

We are focused on organic growth and expanding our position in our markets. Through our experienced and motivated team of commercial relationship managers and our integrated, client-centric approach to banking, we have successfully grown each of our businesses. We believe our franchise is positioned for continued growth as a result of (i) our attractive geographic footprint, (ii) our focus and ability to provide differentiated, customized service to a wide variety of industries and clients, (iii) our stable and cost efficient deposit funding base, (iv) our veteran board of directors, management team and relationship managers, (v) our capital position and (vi) our credit quality and risk management processes.

Our principal executive office is located at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, and our telephone number is (713) 871-4000. Our website address is www.cadencebancorporation.com. The information contained on our website is not a part of, nor incorporated by reference into, this prospectus supplement.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information”.

THE OFFERING

The following summary contains basic information about the Notes offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of the Notes, please refer to the sections “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer:	Cadence Bancorporation, a Delaware corporation.

Securities Offered:	% Fixed to Floating Rate Subordinated Notes due 2029

Aggregate Principal Amount:	$

Maturity:	, 2029 (the “Maturity Date”)

Issue Price:	%

Interest Rate:	From and including the issue date to but excluding , 2024, a fixed per annum rate of %.

From and including , 2024 to but excluding the Maturity Date or the date of earlier redemption, a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the interest determination date of the applicable floating rate period, plus a spread of basis points; provided, however, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. For any interest determination date, “three-month LIBOR” means the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars (the “Designated LIBOR Page”) as of 11:00 a.m., London time, on the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date (the “Reset Rate Determination Date”) related to such interest period. If no such rate appears, then three-month LIBOR on such interest determination date will be determined by such alternate method as provided in the Indenture (as defined in “Description of the Notes”) and as described under “Description of the Notes—Interest” in this prospectus supplement.

For the purposes of this description, “London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

Interest Payment Dates:	Commencing on , 2019 through but not including , 2024, we will pay interest on the Notes on and of each year. From and including , 2024, through the Maturity Date or earlier redemption, we will pay interest on the Notes on , , and of each year.

Record Dates:	The 15th day immediately preceding the applicable interest payment date.

Day Count Convention:	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding , 2024 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantees:	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking; Subordination.”

Ranking; Subordination:	The Notes will be unsecured, subordinated obligations of Cadence Bancorporation and:

•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Debt (as defined in the Indenture and described under “Description of the Notes—Ranking; Subordination” in this prospectus supplement);

•	will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•

will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures (as identified in the section titled “Capitalization”) and (ii) any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation Cadence Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2019, on a consolidated basis, our liabilities totaled approximately $15.2 billion, which includes approximately $14.2 billion of deposit liabilities, approximately $717.3 million of other borrowings and approximately $233.6 million of other liabilities. Except for approximately $50.6 million of junior subordinated debentures issued by Cadence Bancorporation (which rank junior in right of payment and upon liquidation to the Notes) and approximately $75.0 million of subordinated notes (which rank equal in right of payment and upon liquidation to the Notes) issued by Cadence Bancorporation, all of these liabilities are contractually or structurally senior to the Notes. The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:	We may, at our option, beginning with the interest payment date of , 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Special Redemption:	We may also redeem the Notes at any time, including prior to maturity, at our option, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Further Issuances:	The Notes will be limited initially to $ in aggregate principal amount. We may, however, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes, or the first payment of interest following the issue date of such further notes); provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $ , after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering, together with cash on hand or other immediately available funds, to repay our 4.875% senior notes due June 28, 2019, or for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Form:	Fully-registered global notes in book-entry form.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Defaults; Events of Default; Remedies:	The Notes will contain customary payment and covenant defaults and insolvency events of default. There is no right of acceleration in the case of a default in the payment of principal or of interest on the Notes or in our non-performance of any other obligation under the Notes or the Indenture. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Notes will become immediately due and payable without any action of the Trustee or the holders of the Notes. In the event of such acceleration of the maturity of the Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Notes. See “Description of the Notes—Defaults; Events of Default; Limited Rights of Acceleration” in this prospectus supplement.

Trustee:	U.S. Bank National Association.

Risk Factors:	Investing in the Notes involves risks. Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in the Notes.

Governing Law:	The Notes and the Indenture will be governed by New York law.

Listing and Trading Markets:	We do not intend to list the Notes on any securities exchange or have the Notes quoted on a quotation system. Currently there is no public market for the Notes and there can be no assurances that any public market for the Notes will develop.

Unless otherwise indicated, the information contained in this prospectus supplement is as of the date set forth on the cover of this prospectus supplement.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Set forth below is a summary of our consolidated financial data as of and for the periods indicated.

The summary consolidated financial data as of and for the years ended December 31, 2018, 2017 and 2016 are derived from our audited consolidated financial statements. The consolidated financial statements as of December 31, 2018 and December 31, 2017 and for each of the years in the three-year period ended December 31, 2018, together with the notes thereto are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated financial data as of and for the three-month periods ended March 31, 2019 and 2018 are derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting only of normal recurring items, which our management considers necessary for a fair presentation of our financial position and results of operations for these periods. The financial condition and results of operations as of and for the three months ended March 31, 2019 do not purport to be indicative of the financial condition or results of operations to be expected as of or for the fiscal year ended December 31, 2019. The unaudited consolidated financial statements as of March 31, 2019 and for the three-month periods ended March 31, 2019 and 2018, together with the notes thereto are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2019 which is incorporated by reference into this prospectus supplement and the accompanying prospectus. State Bank’s results of operations have been included in our results of operations since January 1, 2019, the date of acquisition. Assets acquired, liabilities assumed and consideration paid were recorded at their estimated fair values on the acquisition date. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended by Amendment No. 1 thereto, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

(In thousands, except share and per share data)	As of and for the three-months ended March 31,		As of and for the year ended December 31,
	2019	2018	2018	2017	2016
Statement of Income Data:
Net income	$58,201	$38,825	$166,261	$102,353	$65,774
Net interest income	169,289	91,111	387,741	326,216	279,439
Noninterest income	30,664	24,983	94,638	99,874	88,403
Noninterest expense	113,440	61,939	258,301	233,356	220,180
Provision for credit losses	11,210	4,380	12,700	9,735	49,348
Per Share Data:
Earnings
Basic	$0.44	$0.46	$1.99	$1.26	$0.88
Diluted	0.44	0.46	1.97	1.25	0.87
Dividends declared	0.175	0.125	0.55	—	—
Dividend payout ratio	39.77%	27.17%	27.64%	—%	—%
Book value	17.88	16.23	17.43	16.25	14.41
Tangible book value(1)	13.23	12.32	13.62	12.33	9.97
Weighted average common shares outstanding
Basic	130,485,521	83,625,000	83,562,109	81,072,945	75,000,000
Diluted	130,549,319	84,674,807	84,375,289	81,605,015	75,294,600

(In thousands, except share and per share data)	As of and for the three-months ended March 31,		As of and for the year ended December 31,
	2019	2018	2018	2017	2016
Performance Ratios:
Return on average equity(2)	10.53%	11.73%	12.07%	8.16%	6.01%
Return on average tangible common equity(1)(2)	15.54	15.76	15.73	11.08	8.68
Return on average assets(2)	1.34	1.44	1.45	1.02	0.71
Net interest margin(2)	4.21	3.64	3.61	3.57	3.30
Efficiency ratio(1)	56.73	53.35	53.55	54.77	59.86
Period-End Balance Sheet Data:
Investment securities, available-for-sale	$1,754,839	$1,251,834	$1,187,252	$1,257,063	$1,133,780
Total loans, net of unearned income	13,624,954	8,646,987	10,053,923	8,253,427	7,432,711
Allowance for credit losses (“ACL”)	105,038	91,537	94,378	87,576	82,268
Total assets	17,452,911	10,999,382	12,730,285	10,948,926	9,530,888
Total deposits	14,199,223	9,048,971	10,708,689	9,011,515	8,016,749
Total shareholders’ equity	2,302,823	1,357,103	1,438,274	1,359,056	1,080,498
Asset Quality Ratios:
Total nonperforming assets (“NPAs”) to total loans plus OREO and other NPAs	0.63%	0.84%	0.82%	0.85%	2.22%
Total ACL to total loans	0.77	1.06	0.94	1.06	1.11
ACL to total nonperforming loans (“NPLs”)	135.21	175.30	127.12	183.62	63.80
Net charge-offs to average loans(2)	0.02	0.02	0.06	0.06	0.65
Capital Ratios:
Total shareholders’ equity to assets	13.2%	12.3%	11.3%	12.4%	11.3%
Tangible common equity to tangible assets(1)	10.1	9.7	9.1	9.7	8.1
Common equity tier 1 (CET1)	10.4	10.5	9.8	10.6	8.8
Tier 1 leverage capital	10.0	10.7	10.1	10.7	8.9
Tier 1 risk-based capital	10.4	10.9	10.1	10.9	9.2
Total risk-based capital	11.9	12.6	11.8	12.8	11.2

(1)	Considered a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	Annualized for the three-month periods ended March 31, 2019 and 2018.

RISK FACTORS

An investment in the Notes involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our other reports we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks described below, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the Notes. The risks described below and in the accompanying prospectus or in the documents incorporated by reference herein are not the only risks applicable to us or an investment in the Notes. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

The Notes will be unsecured and subordinated to any current and future senior indebtedness.

The Notes will be unsecured subordinated obligations of Cadence Bancorporation. They will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Debt (as defined in the Indenture and described under “Description of the Notes—Ranking; Subordination” in this prospectus supplement) and any of our existing and future general creditors. The Notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness which does not by its terms rank junior to the Notes. In addition, the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation Cadence Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise. As of March 31, 2019, on a consolidated basis, our liabilities totaled approximately $15.2 billion, which includes approximately $14.2 billion of deposit liabilities, approximately $717.3 million of other borrowings and approximately $233.6 million of other liabilities. Except for approximately $50.6 million of junior subordinated debentures issued by Cadence Bancorporation (which rank junior in right of payment and upon liquidation to the Notes) and approximately $75.0 million of subordinated notes (which rank equal in right of payment and upon liquidation to the Notes) issued by Cadence Bancorporation, all of these liabilities are contractually or structurally senior to the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Indenture does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation, reorganization or similar proceeding.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which will not guarantee the Notes. This means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Notes will be obligations of Cadence Bancorporation only and will not be obligations of, or guaranteed by, any of our subsidiaries, including Cadence Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Cadence Bank, their depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business and regulatory considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The Notes are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the Notes. The Indenture does not contain any limitation on the amount of debt or other obligations that our subsidiaries may incur hereafter.

We are a holding company and depend on receipt of dividends and distributions from our subsidiaries for payments of principal and interest on the Notes.

The Notes are obligations of Cadence Bancorporation exclusively and are not guaranteed by any of our subsidiaries. We are a separate and distinct legal entity from Cadence Bank and our other subsidiaries. Our principal source of funds to make payments on the Notes and our other securities is dividends, interest, distributions and other payments from Cadence Bank. Cadence Bancorporation’s ability to receive dividends and other distributions from Cadence Bank as a source of funds is contingent on a number of factors including Cadence Bank’s ability to meet applicable regulatory capital requirements and Cadence Bank’s profitability and earnings and strength of its balance sheet. Consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments from or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Notes to participate in the proceeds of those payments or assets, will be effectively subordinated to the claims of our subsidiaries’ respective creditors and preferred equity holders, if any.

There are various legal limitations on the extent to which our subsidiary banks can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Cadence Bank is subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from them to us or other subsidiaries. The ability of Cadence Bank to pay dividends and other capital distributions to us is generally limited by state laws and regulations, and by certain regulations of the FDIC. In addition, the FDIC and the Federal Reserve, for reasons of safety and soundness, may prohibit the payment of dividends that are otherwise permissible by regulations.

These restrictions can reduce the amount of funds available to meet our obligations. Cadence Bank is also subject to restrictions on its ability to lend to or transact with affiliates, minimum regulatory capital and liquidity requirements, and restrictions on its ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Although we maintain cash positions for liquidity at the holding company level, if Cadence Bank or our other subsidiaries were unable to supply us with cash over time, we could become unable to meet our obligations (including our obligations with respect to our debt securities). For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from Cadence Bank and required capital levels with respect to Cadence Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 Capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Cadence Bank and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Cadence Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Cadence Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, require Cadence Bank to not pay dividends to us, and to prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes—Events of Default; Limited Rights of Acceleration” in this prospectus supplement.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including senior indebtedness or other obligations ranking senior to or equally with the Notes. We and our subsidiaries are expected to incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

The Indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.

The Notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could have a negative impact on the holders of the Notes.

Neither we nor any of our subsidiaries is restricted under the terms of the Notes and the Indenture from incurring additional debt, including debt that ranks senior or equal to the Notes, or repurchasing our common stock or other securities. In addition, the terms of the Notes do not require us to achieve or maintain any minimum financial results or ratios relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could diminish our ability to make payments on the Notes when due and may subordinate the Notes to any senior indebtedness that we may incur.

In addition, there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

The Notes are not insured or guaranteed by the FDIC.

The Notes will not be savings accounts, deposits or other obligations of Cadence Bank and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.

If a trading market for the Notes develops, a number of factors, including changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

We may, at our option, beginning with the interest payment date of                    , 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under applicable laws or regulations, including the capital adequacy rules of the Federal Reserve. In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of their Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, any redemption would be subject to the prior approval of the Federal Reserve and, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The future interest rate on the Notes may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after                    , 2024 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to the Maturity Date, holders may not be able to invest in other securities with a similar level of risk that yield as much interest as the Notes.

The amount of interest payable on the Notes will vary after                , 2024.

As the interest rate of the Notes will be calculated based on three-month LIBOR from                     , 2024 through the Maturity Date, and three-month LIBOR is a floating rate, the interest rate on the Notes will vary after                 , 2024. From, and including the date of issuance to, but excluding                     , 2024, the Notes will bear interest at an initial rate of    % per annum. Thereafter and to, but excluding, the Maturity Date or the date of earlier redemption, the Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable interest determination date, plus                basis points. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if three-month LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Holders of the Notes will have no rights against the publishers of LIBOR.

Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date on and after                    , 2024 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

Uncertainty relating to the LIBOR calculation process and phasing out of LIBOR after 2021 may adversely affect three-month LIBOR and therefore the returns on, value of the Notes and market for the Notes.

On July 27, 2017, the U.K. Financial Conduct Authority announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR rates after 2021 (the “July 27th Announcement”). The July 27th Announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Consequently, at this time, it is not possible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom, the United States or elsewhere. Similarly, it is not possible to predict what rate or rates may become accepted alternatives to LIBOR in the event that LIBOR is no longer viewed as an acceptable benchmark for securities such as the Notes, or the effect of any such changes in views or alternatives on the value of LIBOR-linked securities, such as the Notes. Any of the above developments or changes or any other consequential changes to LIBOR, or any alternative rate or benchmark, as a result of any international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the returns on, value of and market for the Notes.

The interest rate during the floating rate period will be calculated using an alternative reference rate if three-month LIBOR is discontinued.

While the initial interest rate on the Notes is fixed, interest will accrue at an annual rate equal to three-month LIBOR plus a spread of                basis points per annum for each quarterly interest period beginning                     , 2024. As described under “Description of the Notes—Interest,” if we, in our sole discretion, determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes and we have notified the Calculation Agent in writing of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by us in writing, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR for securities like the Notes. As part of such substitution, the Calculation Agent will, as directed by us in writing, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate.

Notwithstanding the foregoing, if we determine in our sole discretion that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR for securities like the Notes, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the Calculation Agent, the Trustee and the holders of Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or we determine, in our sole discretion, that there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), three-month LIBOR for the upcoming interest period to which the determination date relates will be three-month LIBOR as in effect for the current interest period; provided, however, that if this sentence is applicable with respect to the first interest determination date related to the floating rate period, the interest rate, business day convention and manner of calculating interest applicable during the fixed rate period will remain in effect during the floating rate period.

We will have discretion to determine if three-month LIBOR has been discontinued or is no longer an acceptable benchmark, to direct the Calculation Agent in writing to use the appropriate Alternative Rate and to make related Adjustments consistent with market practice and, in certain circumstances, to appoint an IFA to determine an appropriate Alternative Rate and any Adjustments. The interests of us in making the foregoing determinations or adjustments may be adverse to your interests as a holder of the Notes, and any of the foregoing determinations, adjustments or actions by the Calculation Agent or the IFA, or the continuation of the fixed interest rate in certain circumstances, could result in adverse consequences to the applicable interest rate on Notes, which could have adverse effects on the returns on, value of and market for Notes.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of the Notes will be approximately $                million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from the sale of the Notes, together with cash on hand or other immediately available funds, to repay our 4.875% senior notes due June 28, 2019 (the “2019 Notes”), or for general corporate purposes.

The 2019 Notes, which were issued in June 2014, bear interest at 4.875% per annum, payable semi-annually in arrears through the maturity date or any early redemption date and, unless earlier redeemed or repaid, mature on June 28, 2019. Nothing contained in this prospectus supplement constitutes a notice of redemption for the 2019 Notes.

CAPITALIZATION

The following table shows our capitalization and our cash and cash equivalents as of March 31, 2019, on an actual basis and on an as adjusted basis to give effect to the issuance of the Notes for total net proceeds of approximately $                million after deducting the underwriting discount and estimated expenses, and after the application of the net proceeds to the repayment of our senior indebtedness.

You should read the following table in conjunction with the section titled “Prospectus Supplement Summary—Summary Historical Consolidated Financial Information” included in this prospectus supplement and the historical consolidated financial information contained in our consolidated financial statements and related notes, as well as the information contained under the caption entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Quarterly Report on Form 10-Q for the period ended March 31, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018, as amended by Amendment No. 1 thereto, which have been filed with the SEC and are incorporated herein by reference.

	As of March 31, 2019
(In thousands)	Actual	As adjusted
Cash and cash equivalents	$543,069	$
Long-term debt:
Senior and subordinated debt:
Cadence Bancorporation:
4.875% senior notes, due June 28, 2019	$145,000		$—
5.375% senior notes, due June 28, 2021	50,000		50,000
7.250% subordinated notes, due June 28, 2029, callable in 2024	35,000		35,000
6.500% subordinated notes, due March 2025, callable in 2020	40,000		40,000
Subordinated notes due 2029 offered hereby	—		(1)
Cadence Bank:
6.250% subordinated notes, due June 28, 2029, callable in 2024	25,000		25,000
Debit issue cost and unamortized premium	(1,137)		(1,137)
Purchased	(10,078)		—

Total senior and subordinated debt long-term debt	283,785
Junior subordinated debentures:
Junior subordinated debentures, 3 month LIBOR plus 2.85%, due 2033	30,000		30,000
Junior subordinated debentures, 3 month LIBOR plus 2.95%, due 2033	5,155		5,155
Junior subordinated debentures, 3 month LIBOR plus 1.75%, due 2037	15,464		15,464

Total par value	50,619		50,619
Purchase accounting adjustments, net of amortization	(13,544)		(13,544)

Total junior subordinated debentures	37,075		37,075

Total long-term debt	$320,860	$

Shareholders’ equity:
Preferred stock	$—		$—
Class A Common Stock, 132,891,595 shares issued and 128,762,201 shares outstanding	1,329		1,329
Class B Non-Voting Common Stock, none issued and outstanding	—		—
Additional paid-in capital	1,867,757		1,867,757
Treasury stock, at cost, 4,129,394 shares	(80,833)		(80,833)
Retained earnings	496,709		496,709
Accumulated other comprehensive income, net	17,861		17,861

Total shareholders’ equity(2)	2,302,823		2,302,823

Total long-term debt plus shareholders’ equity	$2,623,683	$

(1)	Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($ ) and our estimated offering expenses of $ .
(2)

References in this section to the number of shares of our common stock outstanding are based on shares of our common stock issued and outstanding as of March 31, 2019. Unless otherwise noted, these references exclude any shares reserved for issuance under the Cadence Bancorporation 2015 Omnibus Incentive Plan.

CAPITAL RATIOS

The following table shows our capital ratios as of March 31, 2019, on an actual basis and on an as adjusted basis to give effect to the issuance of the Notes for total net proceeds of approximately $                million after deducting the underwriting discount and estimated expenses, and after the application of the net proceeds to the repayment of our senior indebtedness.

	As of March 31, 2019
	Actual	As adjusted
Total shareholders’ equity to assets	13.2%		%
Tangible common equity ratio(1)	10.1
Common equity tier 1 (CET 1)	10.4
Tier 1 leverage capital	10.0
Tier 1 risk-based capital	10.4
Total risk-based capital	11.9

(1)

Tangible common equity ratio is a non-GAAP financial measure. The tangible common equity ratio is defined as the ratio of tangible common equity divided by total assets less goodwill and other intangible assets. For a reconciliation of the non-GAAP measure to the most directly comparable GAAP financial measure, please see “Non-GAAP Financial Measures.”

NON-GAAP FINANCIAL MEASURES

We identify “efficiency ratio,” “adjusted efficiency ratio”, “adjusted noninterest expense,” “adjusted noninterest income,” “adjusted operating revenue,” “tangible common equity,” “tangible common equity ratio,” “return on average tangible common equity,” “adjusted return on average tangible common equity,” “tangible book value per share,” “adjusted return on average assets,” “adjusted net income,” “adjusted net income allocated to common stock,” “adjusted net income available to common shareholders”, “adjusted diluted earnings per share” and “adjusted pre-tax pre-provision net earnings” as “non-GAAP financial measures.” In accordance with the SEC’s rules, we identify certain financial measures as non-GAAP financial measures if such financial measures exclude or include amounts in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in effect in the United States in our statements of income, balance sheet or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures, ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this prospectus supplement should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names and, therefore, may not be comparable to our non-GAAP financial measures.

Efficiency ratio is defined as noninterest expenses divided by operating revenue, which is equal to net interest income plus noninterest income. Adjusted efficiency ratio is defined as adjusted noninterest expenses divided by adjusted operating revenue, which is equal to net interest income plus noninterest income, excluding certain non-routine income and expenses. We believe that these measures are important to many investors in the marketplace who wish to assess our performance versus that of our peers.

Our adjusted noninterest expenses represent total noninterest expenses net of any merger, restructuring, branch closing costs or other non-routine expense items. Our adjusted operating revenue is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and other non-routine revenue items. In our judgment, the adjustments made to noninterest expense and operating revenue allow management and investors to better assess our performance by removing the volatility that is associated with certain other discrete items that are unrelated to our core business.

Tangible common equity is defined as total shareholders’ equity, excluding preferred stock, less goodwill and other intangible assets. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in common shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing both common equity and assets while not increasing our tangible common equity or tangible assets.

The tangible common equity ratio is defined as the ratio of tangible common equity divided by total assets less goodwill and other intangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. We believe that the most directly comparable GAAP financial measure is total shareholders’ equity to total assets.

Return on average tangible common equity is defined as net income divided by average tangible common equity. Adjusted return on average tangible common equity is defined as adjusted net income divided by average tangible common equity. We believe the most directly comparable GAAP financial measure is the return on average common equity.

Adjusted net income is defined as net income plus or minus total non-routine items, net of tax. Non-routine items include merger related expenses, secondary offering expenses, gain on sale of insurance assets, net securities gains, one-time tax charge related to Tax Reform, benefit of legacy loan bad debt deduction for tax and other non-routine expenses. We believe the most directly comparable GAAP financial measure is net income.

Tangible book value per share is defined as book value, excluding the impact of goodwill and other intangible assets, if any, divided by shares of our common stock outstanding.

Adjusted return on average assets is defined as adjusted net income divided by average assets. We believe the most directly comparable GAAP financial measure is the return on average assets.

Adjusted net income allocated to common stock is defined as net income allocated to common stock plus total non-routine items. We believe the most directly comparable GAAP financial measure is net income allocated to common stock.

Adjusted diluted earnings per share is defined as adjusted net income allocated to common stock divided by diluted weighted average common shares outstanding. We believe the most directly comparable GAAP financial measure is diluted earnings per share.

Adjusted pre-tax, pre-provision net earnings is defined as income before taxes and provision for credit losses plus total non-routine items. We believe the most directly comparable GAAP financial measure is income before taxes.

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

(In thousands, except share and per share data)	As of and for the three months ended March 31,		As of and for the year ended December 31,
	2019	2018	2018	2017	2016
Efficiency ratio
Noninterest expenses (numerator)	$113,440	$61,939	$258,301	$233,356	$220,180

Net interest income	$169,289	$91,111	$387,741	$326,216	$279,439
Noninterest income	30,664	24,983	94,638	99,874	88,403

Operating revenue (denominator)	$199,953	$116,094	$482,379	$426,090	$367,842

Efficiency ratio	56.73%	53.35%	53.55%	54.77%	59.86%

Adjusted efficiency ratio
Noninterest expenses	$113,440	$61,939	$258,301	$233,356	$220,180
Less: Merger related expenses	22,000	—	2,983	—	—
Less: Secondary offerings expenses	—	1,365	4,552	1,302	—
Plus: Specially designated bonuses	—	—	9,795	—	—
Less: Other non-routine expenses(1)	—	2,278	3,423	1,964	238

Adjusted noninterest expenses (numerator)	$91,440	$58,296	$237,548	$230,090	$219,942

Net interest income	$169,289	$91,111	$387,741	$326,216	$279,439
Noninterest income	30,664	24,983	94,638	99,874	88,403
Less: Gain on sale of insurance assets	—	—	4,871	1,093	—
Less: Securities (losses) gains, net	(12)	12	(1,853)	(146)	3,736

Adjusted noninterest income	30,676	24,971	91,620	98,927	84,667

Adjusted operating revenue (denominator)	$199,965	$116,082	$479,361	$425,143	$364,106

Adjusted efficiency ratio	45.73%	50.22%	49.56%	54.12%	60.41%

Tangible common equity ratio
Shareholders’ equity	$2,302,823	$1,357,103	$1,438,274	$1,359,056	$1,080,498
Less: Goodwill and other intangible assets, net	(598,674)	(327,247)	(314,400)	(328,040)	(332,691)

Tangible common shareholders’ equity	1,704,149	1,029,856	1,123,874	1,031,016	747,807

Total assets	17,452,911	10,999,382	12,730,285	10,948,926	9,530,888
Less: Goodwill and other intangible assets, net	(598,674)	(327,247)	(314,400)	(328,040)	(332,691)

Tangible assets	$16,854,237	$10,672,135	$12,415,885	$10,620,886	$9,198,197

Tangible common equity ratio	10.11%	9.65%	9.05%	9.71%	8.13%

(In thousands, except share and per share data)	As of and for the three months ended March 31,		As of and for the year ended December 31,
	2019	2018	2018	2017	2016
Tangible book value per share
Shareholders’ equity	$2,302,823	$1,357,103	$1,438,274	$1,359,056	$1,080,498
Less: Goodwill and other intangible assets, net	(598,674)	(327,247)	(314,400)	(328,040)	(332,691)

Tangible common shareholders’ equity	$1,704,149	$1,029,856	$1,123,874	$1,031,016	$747,807

Common shares outstanding	128,762,201	83,625,000	82,497,909	83,625,000	75,000,000

Tangible book value per share	$13.23	$12.32	$13.62	$12.33	$9.97

Return on average tangible common equity
Average common equity	$2,241,652	$1,342,445	$1,377,471	$1,253,861	$1,093,604
Less: Average intangible assets	(602,446)	(327,727)	(320,232)	(330,411)	(336,054)

Average tangible common shareholders’ equity	$1,639,206	$1,014,718	$1,057,239	$923,450	$757,550

Net income	$58,201	$38,825	$166,261	$102,353	$65,774
Plus: Intangible asset amortization	4,628	607	2,112	4,652	6,532

Tangible net income	$62,829	$39,432	$168,373	$107,005	$72,306

Return on average tangible common equity(2)	15.54%	15.76%	15.73%	11.08%	8.68%

Adjusted return on average tangible common equity
Average tangible common shareholders’ equity	$1,639,206	$1,014,718	$1,057,239	$923,450	$757,550

Tangible net income	$62,829	$39,432	$168,373	$107,005	$72,306
Non-routine items
Plus: Merger related expenses	22,000	—	2,983	—	—
Plus: Secondary offerings expenses	—	1,365	4,552	1,302	—
Plus: Specially designated bonuses	—	—	9,795	—	—
Plus: Other non-routine expenses(1)	—	2,278	3,423	1,964	238
Less: Gain on sale of insurance assets	—	—	4,871	1,093	—
Less: Securities gains (losses), net	(12)	12	(1,853)	(146)	3,736
Tax expense
Plus: One-time tax charge related to Tax Reform	—	—	—	19,022	—
Less: Benefit of legacy loan bad debt deduction for tax	—	—	5,991	—	—
Less: Income tax effect of tax deductible non-routine items	5,239	529	3,157	376	(1,294)

Total non-routine items, after tax	16,773	3,102	8,587	20,965	(2,204)

Adjusted tangible net income available to common shareholders	$79,602	$42,534	$176,960	$127,970	$70,102

Adjusted return on average tangible common equity(2)	19.69%	17.00%	16.74%	13.86%	9.25%

Adjusted return on average assets
Average assets	$17,634,267	$10,922,274	$11,498,013	$10,020,036	$9,271,629

Net income	$58,201	$38,825	$166,261	$102,353	$65,774

Return on average assets	1.34%	1.44%	1.45%	1.02%	0.71%

Net income	$58,201	$38,825	$166,261	$102,353	$65,774
Total non-routine items, after tax	16,773	3,102	8,587	20,965	(2,204)

Adjusted net income	$74,974	$41,927	$174,848	$123,318	$63,570

Adjusted return on average assets	1.72%	1.56%	1.52%	1.23%	0.69%

Adjusted diluted earnings per share
Diluted weighted average common shares outstanding	130,549,319	84,674,807	84,375,289	81,605,015	75,294,600

Net income allocated to common stock	$58,028	$38,825	$166,064	$102,353	$65,774
Total non-routine items, after tax	16,773	3,102	8,587	20,965	(2,204)

Adjusted net income allocated to common stock	$74,801	$41,927	$174,651	$123,318	$63,570

Adjusted diluted earnings per share	$0.57	$0.50	$2.07	$1.51	$0.84

(In thousands, except share and per share data)	As of and for the three months ended March 31,		As of and for the year ended December 31,
	2019	2018	2018	2017	2016
Adjusted pre-tax, pre-provision net earnings
Income before taxes	$75,303	$49,775	$211,378	$182,999	$98,314
Plus: Provision for credit losses	11,210	4,380	12,700	9,735	49,348
Plus: Total non-routine items before taxes	22,012	3,631	17,735	2,319	(3,498)

Adjusted pre-tax, pre-provision net earnings	$108,525	$57,786	$241,813	$195,053	$144,164

(1)

Other non-routine expenses for the first quarter of 2018 included $2.3 million of legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Other non-routine expenses for the year ended December 31, 2018 included amounts incurred during the first quarter of 2018 as well as amounts related to the sale of the assets of our insurance company. 2017 non-routine expenses represent additional expenses for the aforementioned legal matter. 2016 non-routine expenses represent amounts related to branch closures.

(2)	Annualized for the three months ended March 31, 2019 and 2018.

DESCRIPTION OF THE NOTES

We will issue the Notes under a subordinated indenture between Cadence, as the issuer, and U.S. Bank, National Association, as trustee (the “Trustee”), to be dated as of                 , 2019 (the “Base Indenture”), as supplemented by a first supplemental indenture between Cadence and the Trustee, to be dated                 , 2019 (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “Cadence”, “we”, “us” and “our” include only Cadence Bancorporation and not any of its subsidiaries.

General

The Notes will be our unsecured and subordinated obligations and will be issued as a series of the debt securities under the Indenture in an initial aggregate principal amount of $        . The Notes are not guaranteed by any of our subsidiaries or affiliates, including Cadence Bank, or any other person. We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes); provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

The Notes will mature on                , 2029 (the “Maturity Date”), unless previously redeemed or otherwise subject to acceleration. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “—Defaults; Events of Default; Limited Rights of Acceleration”.

Beginning with the interest payment date of                 , 2024, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us prior to                 , 2024, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as defined below). See “—Redemption”.

The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Cadence or its subsidiaries. There is no sinking fund for the Notes. Except as described below under “—Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, “DTC”) and registered in the name of Cede & Co. or other nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “—Clearance and Settlement”.

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from Cadence Bank. There are various regulatory restrictions on the ability of Cadence Bank to pay dividends or make other distributions to us. See “Risk Factors—We are a holding company and depend on receipt of dividends and distributions from our subsidiaries for payments of principal and interest on the Notes” and “Risk Factors—Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such, past, present or future, of Cadence or any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The Notes are not savings accounts, deposits or other obligations of Cadence Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Cadence Bancorporation and are neither obligations of, nor guaranteed by, any of our subsidiaries.

Interest

The Notes will bear interest (a) at an initial rate of     % per annum, payable semi-annually in arrears on                 and                 of each year (each, a “fixed rate interest payment date”), commencing on                 , 2019, from and including the date of issuance to, but excluding,                  , 2024 (the “fixed rate period”), or earlier redemption, and (b) thereafter and to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), at a floating per annum rate equal to the then-current three-month LIBOR plus                 basis points, payable quarterly in arrears on                 ,                 ,                  and                  of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on                 , 2024. Notwithstanding the foregoing, if three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero.

“Three-month LIBOR” means, for any interest period during the floating rate period:

(i) The offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If no such rate so appears, three-month LIBOR for such interest period will be determined in accordance with the provisions described in clause (ii) or clause (iii) below.

(ii) If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by Cadence for this purpose and whose names and contact information will be provided by Cadence to the

Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by Cadence and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by Cadence for this purpose and whose names and contact information will be provided by Cadence to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such rates are so provided, but a LIBOR Event has not occurred, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date,    %. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such interest period shall be deemed to be zero.

(iii) Notwithstanding clauses (i) and (ii) above, if we, in our sole discretion, determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Notes and we have notified the Calculation Agent in writing of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by us in writing, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future Reset Rate Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR for securities like the Notes. As part of such substitution, the Calculation Agent will, as directed by us in writing, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate for securities like the Notes. Notwithstanding the foregoing, if we determine in our sole discretion that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR for securities like the Notes, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the Calculation Agent, the Trustee and the holders of Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or we determine, in our sole discretion, that there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), three-month LIBOR for the upcoming Interest Period to which the determination date relates will be three-month LIBOR as in effect for the current interest period; provided, however, that if this sentence is applicable with respect to the first interest determination date related to the floating rate period, the interest rate, business day convention and manner of calculating interest applicable during the fixed rate period will remain in effect during the floating rate period.

“Calculation Agent” means a calculation agent appointed by us prior to the commencement of the Floating Rate Period (which may include Cadence Bancorporation or any of its affiliates).

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.

The determination of three-month LIBOR for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of three-month LIBOR will not be subject to the vote or consent of the holders of the Notes.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding,                 , 2024, and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period”, we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If an interest payment date in respect of a fixed rate period or the Maturity Date falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation or executive order to close, and, for interest payable during the floating rate period (other than on the Maturity Date or any earlier date of redemption), any such day that is also a London Banking Day.

Ranking; Subordination

The Notes will be unsecured, subordinated obligations of Cadence. The Notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and senior in right of payment and upon our liquidation to our existing junior subordinated debentures (as identified in the section titled “Capitalization”) and any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes. Our obligation to make any payment on account of Notes will be subordinated and junior to our Senior Debt (as defined in the Indenture and described below).

The Notes will not be guaranteed by any of our subsidiaries, including Cadence Bank, which is our principal subsidiary. The Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation Cadence Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Indenture and the Notes do not limit the amount of Senior Debt, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of March 31, 2019, on a consolidated basis, our liabilities totaled approximately $15.2 billion, which includes approximately $14.2 billion of deposit liabilities, approximately $717.3 million of other borrowings and approximately $233.6 million of other liabilities. Except for approximately $50.6 million of junior subordinated debentures issued by Cadence Bancorporation (which rank junior in right of payment and upon liquidation to the Notes) and approximately $75.0 million of subordinated notes (which rank equal in right of payment and upon liquidation to the Notes) issued by Cadence Bancorporation, all of these liabilities are contractually or structurally senior to the Notes.

“Senior Debt” means the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Cadence whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Cadence for money borrowed, whether any such indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date:

•

any debt (a) for money borrowed by Cadence, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Cadence, or to secure the payment of revenue bonds issued for the benefit of Cadence whether contingent or otherwise;

•	the obligation of Cadence as lessee under any lease of property which is reflected on Cadence’s balance sheet as a capitalized lease;

•	obligations to general creditors;

•	an obligation arising from direct credit substitutes;

•	any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements;

•

all obligations of the type referred to in the foregoing bullet points above of other persons or entities for the payment of which Cadence is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

•	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the foregoing bullet points.

Senior Debt excludes:

•

any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;

•	any such indebtedness, obligation or liability which is subordinated to indebtedness of Cadence to substantially the same extent as or to a greater extent than the Notes are subordinated;

•	any indebtedness to a subsidiary of Cadence;

•	any trade account payables in the ordinary course of business; and

•	the Notes.

In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceeding, (i) the holders of all Senior Debt will first be entitled to receive payment in full before the holders of the Notes will be entitled to receive any payment in respect of Notes and (ii) until the Senior Debt is paid in full, any distributions to which the holders of the Notes would be entitled shall be made to holders of the Senior Debt, except that holders of the Notes may receive securities that are subordinated to Senior Debt to at least the same extent as the Senior Debt. In addition, we may not make any payment in respect of the Notes in the event (a) there is an event of default with respect to any Senior Debt which permits the holders of that Senior Debt to accelerate the maturity of the Senior Debt and (b) the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the Indenture. If, after we have made the requisite payments on our Senior Debt, there are amounts available for payment on the Notes, then we may make any payment on the Notes.

Because of the subordination provisions and the obligation to pay Senior Debt described above, in the event of our insolvency, holders of the Notes may recover less ratably than holders of Senior Debt and certain of our other creditors. With respect to the assets of our subsidiaries, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Debt is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Debt or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Debt of all unpaid Senior Debt.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Certain United States Federal Income Tax Considerations”.

Defaults; Events of Default; Limited Rights of Acceleration

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

•

we, pursuant to or within the meaning of any Bankruptcy Law (as defined below): (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a Custodian for us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors; or

•

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against us in an involuntary case, (ii) appoints a Custodian for us or for all or substantially all of our property or for our principal banking subsidiary (which as of the date hereof is Cadence Bank) or (iii) orders our liquidation, and the order or decree remains unstayed and in effect for 90 days.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If any of the foregoing occurs and is continuing, the principal, premium, make-whole amount and interest in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the Notes, including:

•	Default in the payment of any interest upon the Notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

•	Default in the payment of the principal of (or premium or make-whole amount, if any, on) on the Notes when it becomes due and payable at its maturity; or

•

Default in the performance, or breach, of any covenant or warranty in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that, subject to the duty of the Trustee upon the occurrence of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•

the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Trustee for 60 days after its receipt of such notice, request and offer of security and indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

Redemption

We may, at our option, beginning with the interest payment date of                 , 2024, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption.

The Notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption, at any time, including before                 , 2024, upon the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment becomes effective or which pronouncement or decision is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes, (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Notes, or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Notes are outstanding; or

•	Cadence becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, the Notes;

•	reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable or make-whole amount payable upon the redemption thereof;

•

reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) or make-whole amount, if any, that would be due and payable upon a declaration of acceleration of the maturity date thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture;

•

change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of the Notes or any premium or make-whole amount or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the Maturity Date; or

•	reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver with respect thereto (or compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•

to evidence the succession of another person to Cadence as obligor under the Indenture, and the assumption by any such successor of the covenants of Cadence contained in the Indenture and in the Notes;

•	to add to the covenants of Cadence for the benefit of the holders of the Notes or to surrender any right or power conferred upon Cadence in the Indenture;

•

to add any additional events of default for the benefit of the holders of the Notes; provided, however, that in respect of any such additional events of default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Notes which such additional events of default apply to waive such default;

•

to add to or change any of the provisions of the Indenture to provide that Bearer Securities (as defined in the Indenture) may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium, make-whole amount or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities (as defined in the Indenture), to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of the Notes in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of the Notes in any material respect as determined in good faith by our board of directors;

•	to secure the Notes;

•

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee;

•

to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture that shall not be inconsistent with the provisions of the Indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of the Notes in any material respect as determined in good faith by our board of directors;

•

to close the Indenture with respect to the authentication and delivery of additional series of the Notes or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act;

•	to implement the terms of clause (iii) in the definition of three-month LIBOR included in the First Supplemental Indenture;

•

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the terms of the Indenture; provided in each case that any such action shall not adversely affect the interests of the holders of the Notes in any material respect; or

•	to conform the terms of the Indenture and the Notes to the description of the notes contained herein.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution of such supplemental indenture have been complied with.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes if: (a) all outstanding Notes have been delivered for cancellation; (b) all outstanding Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense; and (c) we, in the case of the immediately preceding clauses (i),

(ii) and (iii), have irrevocably deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium or make-whole amount, if any) and interest on all outstanding Notes and any other sums due on the Maturity Date or a redemption date, to the date of such deposit (in the case of Notes that have become due and payable) or the Maturity Date or redemption date, as the case may be.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other person, provided that in any such case:

•

either (a) we are the continuing entity or (b) if we consolidate with or merge with or into another person or sell, lease or convey all or substantially all of our assets to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a person organized and existing under the laws of the United States or a state thereof or the District of Columbia, expressly assumes the due and punctual payment of the principal of (and premium or make-whole amount, if any) and interest on the Notes and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us, by supplemental indenture satisfactory to the Trustee and executed and delivered to the Trustee by such person;

•	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

•

we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such consolidation, sale, lease, conveyance or merger complies with the Indenture.

Further Issues

If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Cadence’s compliance with any of its covenants under the Indenture.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at U.S. Bank National Association, Corporate Trust Services, One Federal Street, 10th Floor Boston, MA 02110, as the paying agent for the Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated in right of payment to Cadence Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;

•

not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

•

only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, including the events described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

•

unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or other nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary, or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Cadence, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Cadence nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

U.S. Bank, National Association, will act as Trustee under the Indenture. U.S. Bancorp Investments, Inc., an affiliate of the Trustee, is an underwriter for this offering. See “Plan of Distribution (Conflicts of Interest)”.

Notices

Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) with respect to the ownership and disposition of the Notes acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations applicable to the ownership or disposition of such Notes. This discussion is limited to holders who acquire the Notes pursuant to this offering at their original “issue price” (generally, the first price at which a substantial amount of the Notes are sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and will hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”) and judicial decisions, each as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not consider all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or that may be relevant to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks and other financial institutions, broker-dealers, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, traders in securities who elect to apply a mark-to-market method of tax accounting, persons that hold the Notes as part of a straddle, hedge, conversion transaction or other integrated or risk reduction transaction, persons that purchase or sell Notes as part of a wash sale for tax purposes. U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, holders that hold the Notes through a non-U.S. broker or other financial intermediary, persons liable for the alternative minimum tax, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an “applicable financial statement,” or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein)). This discussion does not address state, local or non-U.S. tax considerations, U.S. federal tax considerations other than those pertaining to the income tax, the unearned income Medicare contribution tax, nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a person treated as a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partnership or a partner of a partnership holding Notes should consult their own tax advisors as to the particular U.S. federal income tax consequences of the ownership and disposition of the Notes.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES ACQUIRED PURSUANT TO THIS OFFERING.

General

The Notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes and the remainder of this discussion assumes that the Notes are treated as variable rate debt instruments that provide for stated interest at a single fixed rate followed by a qualified floating rate (“QFR”) for U.S. federal income tax purposes.

Under Treasury regulations applicable to variable rate debt instruments, in order to determine the amount of original issue discount (“OID”), if any, in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that it provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the Note, and (ii) second, each QFR (including the QFR determined under clause (i) above) is converted to a fixed rate substitute (which, in each case, will generally be the value of each QFR as of the issue date). Under applicable Treasury regulations, the equivalent fixed rate debt instrument generally will be treated as providing for qualified stated interest (“QSI”) at a rate equal to the lowest rate of interest in effect at any time under the equivalent fixed rate debt instrument, and any interest under the equivalent fixed rate debt instrument in excess of QSI generally will be treated as part of the stated redemption price at maturity and, therefore, give rise to OID. Based on the application of these rules to the Notes and the expected pricing terms of the Notes, it is anticipated, and the remainder of this discussion assumes, the Notes will be treated as issued with less than a de minimis amount (as set forth in the applicable Treasury regulations) of OID for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a Note acquired pursuant to this offering that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of stated interest

Stated interest on the Notes generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other taxable disposition of the notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder will generally recognize gain or loss in an amount equal to the difference between (i) the sum of any cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which will generally be taxed as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in such Note. Any such gain or loss recognized by a U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Note exceeds one year. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note acquired pursuant to this offering that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Payments of interest

Subject to the discussion below under “Information reporting and backup withholding,” payments of interest on the Notes to a Non-U.S. Holder will generally not be subject to U.S. federal withholding tax under the “portfolio interest exemption,” provided that:

•	such payments are not effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	the Non-U.S. Holder is not a bank receiving certain types of interest; and

•

either (1) the beneficial owner of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code), or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the applicable withholding agent with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States) and such Non-U.S. Holder timely provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a Non-U.S. Holder generally must timely furnish the applicable withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable. Non-U.S. Holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may claim a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States) generally is not subject to

U.S. federal withholding tax, provided that the Non-U.S. Holder complies with the certification requirements described above. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, exchange, redemption or other taxable disposition of the notes

Subject to the discussion below under “Information reporting and backup withholding”, and except with respect to accrued and unpaid interest, which may be treated as described above under “—Non-U.S. Holders— Payments of interest”, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized by such Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Note unless:

•

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a United States person (and a Non-U.S. Holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments); or

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such gain (net of certain U.S. source capital losses, if any) generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information reporting and backup withholding

Information reporting generally will apply to payments of interest and principal on, and the proceeds of the sale, exchange, redemption or other taxable disposition of, the Notes. Backup withholding (currently, at a rate of 24%) may apply to payments of such amounts unless the holder (a) timely provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN, W-8BEN-E, W-8ECI or other applicable IRS Form W-8 (in the case of a Non-U.S. Holder) or IRS Form W-9 (in the case of a U.S. Holder) and otherwise complies with the applicable requirements of the backup withholding rules or (b) otherwise establishes an exemption. In the case of a Non-U.S. Holder, copies of the information returns reporting such payments and any withholding thereon may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Holders of Notes should consult their own tax advisors as to the applicability to them of these backup withholding and information reporting requirements, their qualification for any exemption from such requirements and the procedures for establishing such exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the holder timely furnishes the required information to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “Plans”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Notes by a Plan with respect to which the Company, the underwriters or any of our or their affiliates may be or become parties in interest or disqualified persons may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption (the “service provider exemption”) for the purchase and sale of the Notes, provided that neither the issuer of the Notes nor any of its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase or holding of the Notes that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Notes to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the Notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement dated the date of this prospectus supplement with the underwriters listed below for whom Sandler O’Neill & Partners, L.P. and U.S. Bancorp Investments, Inc. are acting as representatives. Subject to the terms and conditions contained in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name:

Underwriter	Principal Amount of the Notes
Sandler O’Neill & Partners, L.P	$
U.S. Bancorp Investments, Inc.
Raymond James & Associates, Inc.

Total	$

The underwriters have advised us that they are committed to purchase all of the Notes if they purchase any of the Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of a non-defaulting underwriter may also be increased or the offering may be terminated. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Notes sold directly to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. Any Notes sold to dealers may be sold at that price less a concession not to exceed    % of the principal amount of the Notes. The dealers may reallow a discount not to exceed    % of the principal amount of the Notes on sales to other dealers. If all the Notes are not sold at the public offering price, the public offering price, concessions and reallowance may be changed by the underwriters.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Underwriting Discount
Per Note		%
Total	$

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or, under certain circumstances, to contribute to payments which the underwriters may be required to make because of any of these liabilities.

The Notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers. The underwriters intend to offer the Notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We estimate that the expenses for this offering payable by us, other than underwriting discount, will be approximately $            .

We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any subordinated debt securities issued or guaranteed by us and having a term of more than one year (other than the Notes and commercial paper) for a period commencing on the date of this prospectus supplement through and including the settlement date of the Notes without the prior written consent of the representatives.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and syndicate covering transactions.

•	Short sales involve the sale by the underwriters of a greater principal amount of the Notes than they are required to purchase in the offering of the Notes.

•	Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the Notes while the offering of the Notes is in process.

•	Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases Notes originally sold by that syndicate member.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

U.S. Bancorp Investments, Inc., an affiliate of the Trustee, is an underwriter for this offering. Therefore, upon the occurrence of (i) an event which, after notice or lapse of time or both, would become an event of default under the Notes or (ii) a default under another indenture under which the Trustee serves as trustee, the Trustee may be deemed to have a conflicting interest. In that event, except in very limited circumstances, the Trustee would be required to resign as trustee under the Indenture governing the Notes and we would be required to appoint a successor trustee. If the Trustee resigns following a default, it may be difficult to identify and appoint a qualified successor trustee. The Trustee will remain the trustee under the Indenture until a successor is appointed. During the period of time until a successor is appointed, the Trustee will have both (a) duties to noteholders under the Indenture and (b) a conflicting interest under the Indenture for purposes of the Trust Indenture Act.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters will have no obligation to make a market in the Notes, and may cease market-making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the Notes.

SELLING RESTRICTIONS

Notice to Prospective Investors in Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF SECURITIES

The validity of the Notes offered in this offering and other certain legal matters in connection with this offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters in connection with the Notes offered in this offering will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Cadence Bancorporation at December 31, 2018, December 31, 2017, and December 31, 2016, and for each of the years then ended, incorporated by reference in this prospectus supplement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon appearing in our Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated in this prospectus supplement by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of State Bank Financial Corporation as of December 31, 2017 and December 31, 2016 and for each of the three years then ended, appearing in the Company’s Current Report on Form 8-K dated May 21, 2018, as amended by Amendment No. 1, dated May 22, 2018, and incorporated by reference into the Company’s Current Report on Form 8-K/A filed on January 23, 2019, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their report thereon, including their report related to their opinion on internal control over financial reporting, in each case included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

CADENCE BANCORPORATION

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time, in one or more series, shares of our common stock or preferred stock, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. In addition, Cadence Bancorp, LLC, the selling stockholder identified in this prospectus, may offer and sell shares of our Class A common stock from time to time, at prices and on terms that will be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of shares of our Class A common stock to be offered by the selling stockholder.

This prospectus provides you with a general description of the securities that we or the selling stockholder may offer. Each time we and/or the selling stockholder offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that contains specific information about the offering and the specific amounts, prices and terms of the securities being offered, and, if the selling stockholder is offering and selling securities, the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 30 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable discounts or commissions will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

We are an “emerging growth company” under the federal securities laws and, as such, are eligible for reduced public company reporting and other requirements. Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 10 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities referred to in this prospectus will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is May 21, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we or the selling stockholder may from time to time offer and sell the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we and/or the selling stockholder offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. In addition, if the selling stockholder sells securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “the Company,” “the company,” and “our company” refer to Cadence Bancorporation, a Delaware corporation, and its consolidated subsidiaries after giving effect to the reorganization transactions that were completed in July 2015, pursuant to which Cadence Financial Corporation, a Mississippi corporation, was merged with and into Cadence Bancorporation, a Delaware corporation previously formed by Cadence Financial Corporation, with Cadence Bancorporation surviving the merger as a wholly owned subsidiary of Cadence Bancorp, LLC. For all periods prior to the completion of such reorganization transactions, these terms refer to Cadence Financial Corporation and its consolidated subsidiaries. All references to the “selling stockholder” refer to Cadence Bancorp, LLC, a Delaware limited liability company. All references in this prospectus to “Cadence Bank” or “the Bank” refer to Cadence Bank, National Association (N.A.), our wholly owned bank subsidiary. Unless otherwise indicated, references to our “common stock” include our Class A common stock and our Class B non-voting common stock.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

MARKET AND INDUSTRY DATA

This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by independent third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Although we believe that the market position, market opportunity and market size information included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, is generally reliable, we have not verified the data, which is inherently imprecise. The forward-looking statements included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, related to industry, market and competitive data position may be materially different than actual results.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of reduced reporting and other requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present less than five years of selected historical financial data;

•

we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to have an extended transition period for adopting any new or revised accounting standards that may be issued by the Financial Accounting Standards Board (“FASB”) or the SEC;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders nonbinding advisory votes on executive compensation or golden parachute arrangements.

We have elected to take advantage of the scaled disclosures and other relief described above in this prospectus, and we may take advantage of these exemptions until December 31, 2022 or such earlier time that we are no longer an “emerging growth company.” In general, we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, at the end of a fiscal year in which we have more than $700 million in market value of our common stock held by non-affiliates on June 30 of such year after we have been public for a year, or we issue more than $1.0 billion of non-convertible debt over a three year period. For so long as we may choose to take advantage of some or all of these reduced burdens, the level of information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.cadencebancorporation.com. Information contained in or linked to our website is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is: http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed

•  Annual Report on Form 10-K filed on March  19, 2018, including portions incorporated by reference therein to our Definitive Proxy Statement and our Revised Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders, in each case filed with the SEC on March 30, 2018

For the year ended December 31, 2017

• Quarterly report on Form 10-Q filed on May 15, 2018	For the quarter ended March 31, 2018

• Current Reports on Form 8-K	Filed on February 8, 2018, February 13, 2018, May 14, 2018, May 18, 2018 and May 21, 2018

This prospectus also incorporates by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

(713) 871-4000

In addition, we maintain an Internet website, www.cadencebancorporation.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

Neither we nor the selling stockholder have authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas;

•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•	lack of seasoning in our loan portfolio;

•	deteriorating asset quality and higher loan charge-offs;

•	the laws and regulations applicable to our business;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;

•	increased competition in the financial services industry, nationally, regionally or locally;

•	our ability to maintain our historical earnings trends;

•	our ability to raise additional capital to implement our business plan;

•	material weaknesses in our internal control over financial reporting;

•	the composition of our management team and our ability to attract and retain key personnel;

•	the fiscal position of the U.S. federal government and the soundness of other financial institutions;

•	our ability to monitor our lending relationships;

•	the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries;

•	the portion of our loan portfolio that is comprised of participations and shared national credits;

•	the amount of nonperforming and classified assets we hold;

•	time and effort necessary to resolve nonperforming assets;

•	our ability to identify potential candidates for, consummate, and achieve synergies resulting from, potential future acquisitions;

•	environmental liability associated with our lending activities;

•	the geographic concentration of our markets in Texas and the southeast United States;

•	the commencement and outcome of litigation and other legal proceedings against us or to which we may become subject;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act, and their application by our regulators, and the impact if potential expected changes do not occur;

•	requirements to remediate adverse examination findings;

•	changes in the scope and cost of FDIC deposit insurance premiums;

•	implementation of regulatory initiatives regarding bank capital requirements that may require heightened capital;

•	the obligations associated with being a public company;

•	our success at managing the risks involved in the foregoing items;

•	our modeling estimates related to an increased interest rate environment;

•	our ability to achieve the cost savings and efficiencies in connection with branch closures; and

•	our estimates as to our expected operational leverage and the expected additional loan capacity of our relationship managers.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer, and the Class A common stock that the selling stockholder may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we and/or the selling stockholder may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Cadence Bancorporation

Cadence Bancorporation is a bank holding company and a Delaware corporation headquartered in Houston, Texas, and is the parent company of Cadence Bank, N.A. Formed in 2009 by banking industry veterans, we secured $1.0 billion of capital commitments in 2010 and built our franchise on the heels of three successful acquisitions: Cadence Bank, N.A. in March 2011, the franchise of Superior Bank in April 2011 and Encore Bank, N.A. in July 2012. Today, we are a growth-oriented, middle-market focused commercial relationship bank providing a broad range of banking and wealth management services to businesses, high net worth individuals, business owners and retail customers through a network of 65 branches as of March 31, 2018, with branches in Alabama (25), Florida (14), Texas (11), Mississippi (11) and Tennessee (4). We completed our initial public offering and listing on the NYSE in April 2017. As of March 31, 2018, we had $11.0 billion of assets, $8.6 billion of net loans, $9.0 billion in deposits and $1.4 billion in shareholders’ equity. We generated $38.8 million, $102.4 million and $65.8 million of net income for the quarter ended March 31, 2018 and years ended December 31, 2017 and 2016, respectively.

We are focused on organic growth and expanding our position in our markets. Through our experienced and motivated team of commercial relationship managers and our integrated, client-centric approach to banking, we have successfully grown each of our businesses. We believe our franchise is positioned for continued growth as a result of (i) our attractive geographic footprint, (ii) our focus and ability to provide differentiated, customized service to a wide variety of industries and clients, (iii) our stable and cost efficient deposit funding base, (iv) our veteran board of directors, management team and relationship managers, (v) our capital position and (vi) our credit quality and risk management processes.

Our principal executive office is located at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, and our telephone number is (713) 871-4000. Our website address is www.cadencebancorporation.com. The information contained on our website is not a part of, nor incorporated by reference into, this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 3 of this prospectus.

The Securities We and/or the Selling Stockholder May Offer

We and/or the selling stockholder may use this prospectus to offer securities from time to time in one or more offerings. A prospectus supplement, which we will provide each time we and/or the selling stockholder offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section on page 10 of this prospectus. We and/or the selling stockholder will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We and/or the selling stockholder may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and/or the selling stockholder, as well as any agents acting on our behalf and/or on behalf of the selling stockholder, as applicable, reserve the sole right to accept or to reject in whole or in part any proposed purchase of such securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of such securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock, and/or the selling stockholder may sell our Class A common stock, par value $0.01 per share. In a prospectus supplement, we and/or the selling stockholder will describe the aggregate number of shares offered and the offering price or prices of the shares.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CADE.” We expect that any shares of our Class A common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratio of earnings to fixed charges for the periods indicated are set forth in the table below. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference in this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	As of and for the three months ended March 31,	As of and for the year ended December 31,
	2018	2017	2016	2015	2014(1)
Ratio of Earnings to Fixed Charges
Including interest on deposits	3.15x	3.37x	2.65x	2.16x	2.82x
Excluding interest on deposits	11.21x	9.95x	6.44x	4.28x	5.78x
Ratio of Earnings to Fixed Charges and Preferred Dividends(1)
Including interest on deposits	3.15x	3.37x	2.65x	2.16x	2.46x
Excluding interest on deposits	11.21x	9.95x	6.44x	4.28x	4.44x

(1)

Preferred stock dividends were paid in 2014 on the preferred stock assumed by the Company in connection with the Company’s acquisition of Encore Bancshares Inc. These securities were redeemed in full by the Company in August 2014.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds from sale of the securities to support our organic growth and for general corporate purposes, which may include, but is not limited to, repayment of debt, maintenance of our required regulatory capital, and potential future acquisition opportunities that we believe may be complementary to our business and provide attractive risk-adjusted returns.

We will not receive any proceeds from the sale of the securities by selling stockholder.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary of our common stock and preferred stock and certain terms of our second amended and restated certificate of incorporation (our “charter”) and our amended and restated bylaws (our “bylaws”). This discussion summarizes some of the important rights of our stockholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock and preferred stock that is important to you. These rights can only be determined in full, and the descriptions herein are qualified in their entirety, by reference to federal and state banking laws and regulations, the DGCL, and our charter and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our charter authorizes us to issue up to 300,000,000 shares of Class A common stock, $0.01 par value per share, 300,000,000 shares of Class B non-voting common stock, $0.01 par value per share and 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we have 83,625,000 shares of Class A common stock and no shares of Class B non-voting common stock or preferred stock outstanding.

The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Class A Common Stock and Class B Non-Voting Common Stock

All issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action. Our charter provides that, except with respect to voting rights and conversion rights, the Class A common stock and Class B non-voting common stock are treated equally and identically.

Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our charter that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Class B non-voting common stock have no voting power, and have no right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the Class B non-voting common stock voting separately as a class.

Except as otherwise provided by law, our charter or our bylaws or in respect of the election of directors, all matters to be voted on by our stockholders are required to be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast is sufficient to elect each director.

Conversion of Class B Non-Voting Common Stock. Each share of Class B non-voting common stock will be convertible into a share of Class A common stock at the option of the holder; provided, however, that each share of Class B non-voting common stock will not be convertible in the hands of the initial holder and will only be convertible at the time it is transferred to a third party unaffiliated with such initial holder, subject to the transfer restrictions described in the next sentence, if and only to the extent such conversion would not, after giving effect to such conversion, cause the transferee (together with such transferee’s related persons and any persons with which such transferee is acting in concert) to own, control or have the power to vote shares of Class A common stock in excess of the ownership limit described below. Shares of Class B non-voting common stock may only be transferred through one or more of the following alternatives: (1) to an affiliate of a holder or to the Company, (2) in a widely dispersed public offering, (3) in a private sale in which no purchaser would acquire Class A common stock and/or Class B non-voting common stock in an amount that, after the conversion of such Class B non-voting common stock into Class A common stock, is (or represents) 2% or more of a class of our voting securities or (4) to a purchaser acquiring majority control of the Company notwithstanding such transfer.

Conversion of Class A Common Stock Upon LLC Distribution. Each share of Class A common stock owned by Cadence Bancorp, LLC will automatically convert into a share of Class B non-voting common stock upon a distribution or other transfer to a member of Cadence Bancorp, LLC, or upon the liquidation of Cadence Bancorp, LLC, to the extent that such distribution, transfer or liquidation would otherwise result in such member of Cadence Bancorp, LLC, together with its affiliates, owning in excess of 9.9% of our Class A common stock (or any class of our voting securities), excluding for purposes of this calculation any reduction in ownership resulting from transfers by such holder of our voting securities. In addition, Cadence Bancorp, LLC will have the right to cause shares of Class A common stock owned by it to convert into shares of Class B non-voting common stock to the extent that a distribution or other transfer to a member of Cadence Bancorp, LLC, or a liquidation of Cadence Bancorp, LLC, would otherwise result in shares of Class A common stock being received in respect of non-voting units of Cadence Bancorp, LLC.

Dividend Rights. Holders of Class A common stock and Class B non-voting common stock are equally entitled to ratably receive dividends if, as and when declared from time to time by our board of directors at its own discretion out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s net assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of Class A common stock and Class B non-voting common stock will be equally entitled to receive ratably the assets available for distribution to the stockholders after payment of all liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other. Neither the Class A common stock nor the Class B non-voting common stock have any preemptive or conversion rights pursuant to the terms of our charter and bylaws (other than the right of holders of shares of Class B non-voting common stock to convert such shares into shares of Class A common stock and the right of Cadence Bancorp, LLC to convert shares of Class A common stock into shares of Class B non-voting common stock as described in “—Conversion of Class B Non-Voting Common Stock” and “—Conversion of Class A Common Stock Upon LLC Distribution,” respectively, above). There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our charter, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our board of directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Charter and Bylaws

Certain provisions of Delaware law and certain provisions that are included in our charter and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our charter contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Classified Board

Our charter provides that our board of directors is divided into three classes, designated Class I, Class II and Class III and that each class will be an equal number of directors, as nearly as possible, consisting of one-third of the total number of directors constituting the entire board of directors. The term of initial Class I directors shall terminate on the date of the 2018 Annual Meeting, the term of the initial Class II directors shall terminate on the date of the 2019 Annual Meeting, and the term of the initial Class III directors shall terminate on the date of the 2020 Annual Meeting. At each succeeding Annual Meeting of Stockholders beginning in 2018, successors to the class of directors whose term expires at that Annual Meeting will be elected for a three year term.

Removal of Directors

Our charter provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Vacancies on our board of directors may be filled by a majority of the remaining directors until the next annual meeting of stockholders, or at a special meeting of stockholders called for that purpose.

No Cumulative Voting

Our charter provides that stockholders do not have the right to cumulative votes in the election of directors.

Special Meetings of Stockholders

Our charter and bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by any officer at the request of a majority of our board of directors, by the chairman of the board of directors or by our Chief Executive Officer.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the Company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent

Our charter and bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent if less than a majority of our outstanding Class A common stock is owned by Cadence Bancorp, LLC. As long as Cadence Bancorp, LLC owns a majority of Class A common stock, action may be taken by written consent if applicable voting requirements are otherwise satisfied.

Amending our Charter and Bylaws

Our charter may be amended or altered in any manner provided by the DGCL. Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the Class A common stock. Additionally, our charter provides that our bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized but Unissued Shares

Our authorized but unissued shares of Class A common stock, Class B non-voting common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Jurisdiction

Our charter provides that the Delaware Court of Chancery shall be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty and any action asserting a claim pursuant to the DGCL, our charter, our bylaws or under the internal affairs doctrine.

Business Combinations with Interested Stockholders

We do not elect in our charter not to be subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We have filed, as exhibits to the registration statement of which this prospectus is a part, the form of indentures pursuant to which the debt securities will be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of the related debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be unsubordinated debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Our Common Stock and Preferred Stock—Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•

there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•

whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Cadence Bancorporation and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Cadence Bancorporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Cadence Bancorporation, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Cadence Bancorporation as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Cadence Bancorporation, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We or the selling stockholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholder may also sell its shares of Class A common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or the selling stockholder may enter into option, share lending or other types of transactions that require us or the selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholder may enter into hedging transactions with respect to our securities. For example, we or the selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling stockholder use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling stockholder may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling stockholder in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us and/or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling stockholder in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on the NYSE. We expect that any Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us and/or the selling stockholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and the selling stockholder do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and the selling stockholder do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling stockholder offer securities in a subscription rights offering to our existing security holders, we and/or the selling stockholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling stockholder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling stockholder do not enter into a standby underwriting arrangement, we and/or the selling stockholder may retain a dealer-manager to manage a subscription rights offering for us and/or the selling stockholder.

Underwriters, dealers and agents may engage in transactions with us and/or the selling stockholder or perform services for us and/or the selling stockholder in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling stockholder will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling stockholder at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling stockholder’s approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we and/or the selling stockholder shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Cadence Bancorporation at December 31, 2017 and December 31, 2016, and for each of the years then ended, incorporated by reference in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, and for the year ended December 31, 2015, by KPMG LLP, independent registered public accounting firm, as set forth in their respective reports thereon appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated in this prospectus by reference, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of State Bank Financial Corporation as of December 31, 2017 and December 31, 2016 and for each of the three years then ended, appearing in the Company’s Current Report on Form 8-K dated May 21, 2018 have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$

Cadence Bancorporation

    % Fixed to Floating Rate Subordinated Notes due 2029

Prospectus Supplement

Joint Book-Running Managers

SANDLER O’NEILL + PARTNERS, L.P.	US BANCORP

Co-Manager

RAYMOND JAMES

June     , 2019